Filed Pursuant to Rule 424(b)(3)
Registration No. 333- 287278

PROXY STATEMENT/PROSPECTUS SUPPLEMENT NO. 2

(to Proxy Statement/Prospectus dated August 29, 2025)

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

ARES ACQUISITION CORPORATION II

(A CAYMAN ISLANDS EXEMPTED COMPANY)

AND

PROSPECTUS FOR 320,650,493 SHARES OF COMMON STOCK

AND

39,300,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF

ARES ACQUISITION CORPORATION II

(TO BE RENAMED “KODIAK AI, INC.” FOLLOWING DOMESTICATION IN

THE STATE OF DELAWARE AND IN CONNECTION WITH THE BUSINESS COMBINATION

DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS)

This Proxy Statement/Prospectus Supplement No. 2 (this “Supplement”) supplements the proxy statement/prospectus dated August 29, 2025 that was mailed by Ares Acquisition Corporation II, a Cayman Islands exempted company (“AACT”), to its shareholders on or about August 29, 2025 (as supplemented, including by Proxy Statement/Prospectus Supplement No. 1, dated September 15, 2025, the “Proxy Statement/Prospectus”), in connection with the proposed business combination among AACT, AAC II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of AACT, and Kodiak Robotics, Inc., a Delaware corporation (“Legacy Kodiak”). AACT and Legacy Kodiak jointly filed the Proxy Statement/Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form S-4 (Registration No. 333-287278), which was declared effective on August 29, 2025 by the SEC. Capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings ascribed to them in the Proxy Statement/Prospectus.

The purpose of this Supplement is to update and supplement the information contained in the Proxy Statement/Prospectus with information contained in the Current Report on Form 8-K (the “Current Report”) filed by AACT with the SEC on September 23, 2025. The Current Report is attached to, and forms a part of, this Supplement.

This Supplement modifies and supersedes, in part, the information in the Proxy Statement/Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Proxy Statement/Prospectus, including any amendments or supplements thereto. Any information in the Proxy Statement/Prospectus that is modified or superseded by the information in the Current Report shall not be deemed to constitute a part of the Proxy Statement/Prospectus except as modified or superseded by this Supplement. This Supplement should be read in conjunction with the Proxy Statement/Prospectus, and if there is any inconsistency between the information in the Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement.

YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” IN THE PROXY STATEMENT/PROSPECTUS.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The date of this Supplement is September 23, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

ARES ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41691	98-1592112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor
New York, New York	10167
(Address of principal executive offices)	(Zip Code)

(310) 201-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one redeemable warrant	AACT.U	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	AACT	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	AACT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 8.01 of this on Form 8-K (this “Current Report”) is incorporated by reference into this Item 3.02. The Non-Redemption Warrants (as defined below), the Non-Redemption Shares (as defined below) and shares of Common Stock (as defined below) issuable upon exercise of the Non-Redemption Warrants that are being offered to investors pursuant to each Non-Redemption Agreement - Warrant (as defined below) and Non-Redemption Agreement – Stock (as defined below), as applicable, will be issued pursuant to one or more exemptions under Rule 4(a)(2) or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), based on representations made by the investors in the non-redemption agreements.

Item 7.01.	Regulation FD Disclosure.

On September 23, 2025, Ares Acquisition Corp II, a Cayman Islands exempted company (“AACT”), and Kodiak Robotics, Inc., a Delaware corporation (“Legacy Kodiak”), issued a joint press release announcing certain updates related to the proposed business combination (as defined below) and the Extraordinary General Meeting (as defined below). The press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

As previously announced on April 14, 2025, AACT, Legacy Kodiak, and AAC II Merger Sub, Inc., a Delaware corporation, have entered into a Business Combination Agreement (the “Business Combination Agreement”), in connection with the proposed business combination between AACT and Legacy Kodiak (the “proposed business combination”). Pursuant to the terms of the Business Combination Agreement, subject to obtaining the required shareholder approvals and at least one day prior to the time of the closing (the “Closing”) of the proposed business combination, AACT will deregister as a Cayman Islands exempted company and transfer by way of continuation to and domesticate as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). In connection with the Domestication, AACT will change its name to “Kodiak AI, Inc.” (such company after the Domestication, “Kodiak”). In connection with the Closing, each then issued and outstanding Class A ordinary share of AACT, par value $0.0001 per share (the “Class A Ordinary Shares”), will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Kodiak (the “Common Stock”). On August 29, 2025, AACT filed a definitive proxy statement (as supplemented, the “proxy statement/prospectus”) in connection with the extraordinary general meeting of shareholders of AACT (the “Extraordinary General Meeting”), to vote upon, among other things, a proposal to adopt and approve the transactions contemplated by the Business Combination Agreement.

Non-Redemption Agreements

Non-Redemption Agreement - Warrant

On September 22, 2025, AACT entered into non-redemption agreements (each, a “Non-Redemption Agreement - Warrant”) with certain unaffiliated third-party holders of Class A Ordinary Shares (such third-party holders, the “NRA Warrant Investors”) in exchange for such NRA Warrant Investors’ agreement to not redeem (or to rescind their redemption request of) an aggregate of 2,453,763 Class A Ordinary Shares in connection with the Extraordinary General Meeting. In exchange for such commitment, AACT agreed that immediately following the consummation of the proposed business combination, Kodiak will issue to the NRA Warrant Investors, for no additional consideration, warrants to purchase up to an aggregate of 7,606,666 shares of Common Stock (the “Non-Redemption Warrants”).

The Non-Redemption Warrants will be immediately exercisable upon issuance and will expire six years from the closing date of the Business Combination. The Non-Redemption Warrants, if exercised, will be exercised on a cash or cashless basis at Kodiak’s election. Each Non-Redemption Warrant is initially exercisable at $12.00 per share of Common Stock, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to certain future issuances or sales of Common Stock at prices less than the exercise price then in effect. In addition, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is six months after the date of the closing date of the proposed business combination (the “Closing Date”) is less than the exercise price then in effect, the exercise price will be adjusted to the greater of (i) such volume weighted average price and (ii) $8.00. Further, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is nine months after the Closing Date is less than the exercise price then in effect, the exercise price will be adjusted to the greater of (i) such volume weighted average price and (ii) $6.00. Each Non-Redemption Agreement - Warrant also provides for certain customary registration rights with respect to the shares of Common Stock underlying the Non-Redemption Warrants.

Each Non-Redemption Agreement - Warrant shall terminate and be in no further force or effect upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the mutual written consent of the parties thereto and (c) the grant of the applicable Non-Redemption Warrants to such NRA Warrant Investor following the consummation of the proposed business combination.

Non-Redemption Agreements – Stock

On September 22, 2025, AACT and Legacy Kodiak entered into non-redemption agreements (each, a “Non-Redemption Agreement – Stock”) with several unaffiliated third-party holders of Class A Ordinary Shares (such third-party holders, the “NRA Common Stock Investors”) on the same terms in exchange for their agreement to not redeem (or to rescind their redemption request of) an aggregate of 865,949 Class A Ordinary Shares in connection with the Extraordinary General Meeting. In exchange for the foregoing commitment, AACT has agreed that immediately prior to the consummation of the proposed business combination, Kodiak will issue the NRA Common Stock Investors, for no additional consideration, an aggregate of 368,028 shares of Common Stock (the “Non-Redemption Shares”).

Each Non-Redemption Agreement - Stock provides for certain customary registration rights with respect to the Non-Redemption Shares.

Each Non-Redemption Agreement - Stock shall terminate and be in no further force or effect upon the earliest to occur of (a) the termination of the proposed business combination agreement in accordance with its terms and (b) the mutual written consent of the parties.

Each Non-Redemption Agreement-Warrant and Non-Redemption Agreement - Stock is expected to increase the amount of funds that remain in the Trust Account established in connection with AACT’s initial public offering following the Extraordinary General Meeting. AACT and Legacy Kodiak may enter into additional, similar non-redemption agreements prior to or in connection with the Extraordinary General Meeting on substantially similar terms to the form of Non-Redemption Agreement - Stock or Non-Redemption Agreement - Warrant.

The foregoing descriptions of the Non-Redemption Agreement - Warrant and Non-Redemption Agreement - Stock are subject to and qualified in its entirety by reference to (i) the full text of the form of Non-Redemption Agreement - Warrant, a copy of which is included as Exhibit 10.1 to this Current Report; (ii) the full text of the form of Non-Redemption Agreement - Stock, a copy of which is attached as Exhibit 10.2 to this Current Report; and (iii) the full text of the form Warrant Certificate for the Non-Redemption Warrants, a copy of the form of which is attached as Exhibit 4.1 to this Current Report, and the terms of each are incorporated herein by reference.

For purposes of this Item 8.01, capitalized terms used but not defined in this Current Report shall have the meanings given to such terms in the proxy statement/prospectus. In addition, other than as modified by the information presented in this Current Report, this Item 8.01 reflects the qualifications, estimates and assumptions set forth in the proxy statement/prospectus. The information presented in this Current Report updates and supersedes the proxy statement/prospectus in all respects. For the avoidance of doubt, in the event of any discrepancy between the information presented in this Current Report and the proxy statement/prospectus, this information presented in this Current Report shall prevail.

The Stock Issuance Proposal of the proxy statement/prospectus is hereby updated to disclose the potential additional issuances of Common Stock to the NRA Common Stock Investors and following exercise of the Non-Redemption Warrants. As described above, in addition to the issuances previously disclosed in the proxy statement/prospectus, Kodiak expects to (i) issue an aggregate of 368,028 shares of Kodiak Common Stock to the NRA Common Stock Investors pursuant to all Non-Redemption Agreement - Stock that are currently in effect; and (ii) issue the Non-Redemption Warrants, which will be immediately exercisable into 7,606,666 shares of Common Stock. Kodiak and AACT may opportunistically seek additional capital in connection with or following the consummation of the proposed business combination to provide additional support for the Kodiak’s operating plan. As a result, Kodiak may issue additional Common Stock or securities convertible into or exercisable for Common Stock or other securities pursuant to subscription, purchase or similar agreements AACT may enter into prior to Closing.

AACT’s existing shareholders will experience dilution from the issuance of Common Stock to the NRA Common Stock Investors and, to the extent that any of the Non-Redemption Warrants are exercised for shares of Common Stock, AACT’s existing shareholders may experience additional dilution. Such dilution could, among other things, limit the ability of AACT’s current shareholders to influence Kodiak’s management through the election of directors following the Closing Date.

Postponement of Extraordinary General Meeting

On August 29, 2025, AACT filed the proxy statement/prospectus for the solicitation of proxies in connection with the Extraordinary General Meeting, as supplemented by the proxy statement/prospectus supplement No. 1, dated September 15, 2025. The Extraordinary General Meeting was originally scheduled to be held at 9:00 a.m., Eastern Time, on September 23, 2025, to be held in person at the offices Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022 and virtually via live webcast at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. The board of directors of AACT has decided to postpone the Extraordinary General Meeting to allow additional time for AACT to engage with its shareholders.

The postponed meeting will be held on September 23, 2025, at 2:00 p.m., Eastern Time, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, NY 10022 and conducted virtually via live webcast at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. If you do not have access to the internet, you can listen only to the meeting by dialing 1 800-450-7155 (toll-free) (or +1 857-999-9155 if you are located outside the United States and Canada (standard rates apply)) and when prompted enter the pin number 8489057#. Please note that you will not be able to vote or ask questions at the Extraordinary General Meeting if you choose to participate telephonically.

All of AACT’s shareholders of record as of the close of business on August 20, 2025, are entitled to vote at the Extraordinary General Meeting. AACT’s shareholders who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies previously submitted by shareholders will continue to be valid for purposes of the postponed Extraordinary General Meeting. For more information on how to vote, please call the AACT’s proxy solicitor, Sodali & Co, at (800) 662-5200 for shareholders or (203) 658-9400 for bankers and brokers or email AACT.info@investor.sodali.com. More details about the proposed business combination and the resolutions to be voted upon at the Extraordinary General Meeting can be found in the proxy statement/prospectus relating to the proposed business combination which is available at: http://www.sec.gov. AACT reminds its shareholders that the AACT Board and the Special Committee have each recommended that AACT shareholders vote in favor of the proposed business combination.

Redemptions

In connection with the Extraordinary General Meeting, holders of 43,866,808 Class A Ordinary Shares validly exercised (and did not reverse or rescind, or agree to reverse or rescind, such redemption request) their right to redeem their shares for cash at a redemption price of approximately $11.45 per share, for an aggregate redemption amount of approximately $502.4 million after giving effect to the actions contemplated by each Non-Redemption Agreement - Stock and Non-Redemption Agreement - Warrant. As a result, approximately $502.4 million will be removed from the Trust Account to redeem such shares. After the redemptions have been effected, there will be 5,492,904 Class A Ordinary Shares held by public shareholders outstanding and 17,992,904 total Class A Ordinary Shares issued and outstanding. Upon payment of the redemptions, approximately $62.9 million will remain in the Trust Account before expenses, including an aggregate of 880,000 Class A Ordinary Shares that offset an aggregate of $10.0 million of commitments under AACT’s previously announced private placement of Class A Ordinary Shares that will close in connection with the Closing.

Forward Looking Statements

This Current Report includes “forward-looking statements” including regarding AACT’s or Legacy Kodiak’s or their management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: Legacy Kodiak’s and AACT’s expectations with respect to the completion of investments into AACT or Legacy Kodiak, the impact or effect of the non-redemption agreements, the future performance and the success of the combined company following the consummation of the proposed business combination (the “combined company”); the expected benefits of the proposed business combination; the capitalization of the combined company after giving effect to the proposed business combination; Legacy Kodiak’s future capital requirements and sources and uses of cash; expectations regarding Legacy Kodiak’s expansion plans and opportunities; and the completion of any additional incremental financing. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of Legacy Kodiak’s and AACT’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Legacy Kodiak and AACT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; the rapid evolution of autonomous vehicle technology and flaws or errors in Legacy Kodiak’s solutions or flaws in or misuse of autonomous vehicle technology in general; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the equity holders of Legacy Kodiak or AACT is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks related to the rollout of Legacy Kodiak’s business and the timing of expected business milestones; the effects of competition on Legacy Kodiak’s business; supply shortages in the materials necessary for the production of the Kodiak Driver; risks related to working with third-party manufacturers for key components of the Kodiak Driver; risks related to the retrofitting of Legacy Kodiak’s vehicles by third parties; the termination or suspension of any of Legacy Kodiak’s contracts or the reduction in counterparty spending; delays in Legacy Kodiak’s operational roadmap with key partners and customers; and the ability of AACT or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by Legacy Kodiak, AACT or the combined company resulting from the proposed business combination with the SEC, including under the heading “Risk Factors” contained in the proxy statement/prospectus. If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Legacy Kodiak nor AACT presently know or that Legacy Kodiak and AACT currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by investors as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

In addition, forward-looking statements reflect Legacy Kodiak’s and AACT’s expectations, plans or forecasts of future events and views as of the date of this Current Report. Legacy Kodiak and AACT anticipate that subsequent events and developments will cause Legacy Kodiak’s and AACT’s assessments to change. However, while Legacy Kodiak and AACT may elect to update these forward-looking statements at some point in the future, Legacy Kodiak and AACT specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Legacy Kodiak’s or AACT’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither Legacy Kodiak, AACT, nor any of their respective affiliates have any obligation to update these forward-looking statements other than as required by law.

In addition, this Current Report contains certain information about the historical performance of Legacy Kodiak. You should not view information related to the past performance of Legacy Kodiak as indicative of future results. Certain information set forth in this Current Report includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized.

Additional Information and Where to Find It

This Current Report relates to the proposed business combination between Legacy Kodiak and AACT. In connection with the proposed business combination, AACT and Legacy Kodiak initially filed a registration statement on Form S-4 with the SEC on May 14, 2025 (File No. 333-287278) (as amended from time to time, the “Registration Statement”), which includes a prospectus with respect to the combined company’s securities to be issued in connection with the proposed business combination and a preliminary proxy statement with respect to the shareholder meeting of AACT to vote on the proposed business combination. The Registration Statement was declared effective by the SEC, and AACT commenced mailing, on August 29, 2025, the proxy statement/prospectus to the shareholders of AACT as of the record date established for voting on the proposed business combination. SECURITY HOLDERS OF LEGACY KODIAK AND AACT ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION. Shareholders are able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Legacy Kodiak and AACT once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by AACT may be obtained free of charge from AACT at www.aresacquisitioncorporationii.com. Alternatively, these documents, when available, can be obtained free of charge from AACT upon written request to Ares Acquisition Corporation II, 245 Park Avenue, 44th Floor, New York, New York 10167, Attn: Secretary, or by calling (888) 818-5298. The information contained on, or that may be accessed through, the websites referenced in this Current Report is not incorporated by reference into, and is not a part of, this Current Report.

Participants in the Solicitation

AACT, Legacy Kodiak and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AACT in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of AACT’s executive officers and directors in the solicitation by reading AACT’s final prospectus related to its initial public offering filed with the SEC on April 24, 2023, the proxy statement/prospectus, and the Registration Statement which was declared effective by the SEC on August 29, 2025, and other relevant materials filed with the SEC in connection with the proposed business combination when they become available. Information concerning the interests of AACT’s participants in the solicitation, which may, in some cases, be different from those of AACT’s shareholders generally, is set forth in the preliminary proxy statement/prospectus included in the Registration Statement.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of AACT, Legacy Kodiak or the combined company resulting from the proposed business combination, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Non-Redemption Warrant Certificate

10.1	Form of Non-Redemption Agreement - Warrant

10.2	Form of Non-Redemption Agreement - Stock

99.1	Press Release, dated as of September 23, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2025

ARES ACQUISITION CORPORATION II

By:	/s/ Allyson Satin
Name:	Allyson Satin
Title:	Chief Operating Officer

Exhibit 4.1

Exhibit B

Form of Warrant Certificate

[FACE]

Warrant

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE

EXERCISE PERIOD SET FORTH BELOW

ARES ACQUISITION CORPORATION II

Incorporated Under the Laws of the Cayman Islands

Warrant Certificate

Reference is made to (i) the Non-Redemption Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Non-Redemption Agreement”) dated September [•], 2025 by and between Ares Acquisition Corporation II, a Cayman Islands exempted company (the “Company”) and [•] (the “Investor”) and (ii) the Business Combination Agreement, dated April 14, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Kodiak Robotics, Inc., a Delaware corporation, and the other parties to the Business Combination Agreement. As more fully described in the Business Combination Agreement, prior to the closing of the transactions contemplated by the Business Combination Agreement, the Company will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “Domestication”). Following the Domestication, subject to shareholder approval, the Company will be a corporation incorporated under the laws of the State of Delaware and will be renamed “Kodiak AI, Inc.” Notwithstanding anything to the contrary set forth in the Warrant Agreement (as defined below), for purposes of this Warrant Certificate and the Warrants (as defined below) evidenced by this Warrant Certificate, references to “Ordinary Shares” in this Warrant Certificate and the Warrant Agreement shall be deemed to be references to shares of common stock of Kodiak AI, Inc., par value $0.0001 per share.

This Warrant Certificate certifies that the Investor or its registered assigns, is the registered holder of warrants evidenced by this Warrant Certificate (the “Warrants” and each, a “Warrant”) to purchase Ordinary Shares. Each Warrant entitles the holder, upon exercise during the Exercise Period (as defined below), to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to this Warrant Certificate and the Warrant Agreement, payable in US dollars, by bank wire or certified check (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement. Capitalized terms used but not defined in this Warrant Certificate have the meanings given to them in the Warrant Agreement. In the event of a conflict between this Warrant Certificate and the Warrant Agreement, the provisions of this Warrant Certificate shall prevail.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the initial Warrant Price per Ordinary Share for any Warrant shall equal $12.00 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth below and as set forth in the Warrant Agreement. Notwithstanding the foregoing, for the avoidance of doubt, the provisions of Section 4.3.2 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate. In addition, if on the 46th trading day following the date that is six months after the Closing Date, the VWAP (the “Measurement Price”) is less than the Warrant Price then in effect, then the Warrant Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $8.00. In addition, if on the 46th trading day following the date that is nine months after the Closing Date, the VWAP (the “Second Measurement Price”) is less than the Warrant Price then in effect, then the Warrant Price then in effect shall be reduced to an amount equal to the greater of (i) the Second Measurement Price and (ii) $6.00. In addition, notwithstanding anything to the contrary set forth in this Warrant Certificate or the Warrant Agreement, the adjustments set forth in Section 7(c) of the Certificate of Designation (“Adjustment of Conversion Price upon Issuance of Common Stock”) shall apply to the Warrant Price mutatis mutandis.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the term “Exercise Period” shall mean the period commencing on the date of this Warrant Certificate and terminating at the earliest to occur of: (x) 5:00 p.m., New York City time on the date that is six years after the date on which the Company completes the Business Combination, and (y) the liquidation of the Company. To the extent not exercised by the end of the Exercise Period, the Warrants shall become void. In addition, notwithstanding anything to the contrary set forth in this Warrant Certificate or the Warrant Agreement, the provisions of Sections 6.1, 6.2, and 6.3 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate.

Reference is made to the further provisions of this Warrant Certificate set forth on Annex A to this Warrant Certificate and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

ARES ACQUISITION CORPORATION II

By:
Name:
Title:	Authorized Signatory

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Annex A

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued pursuant to (i) the Non-Redemption Agreement and (ii) the Warrant Agreement dated as of April 20, 2023 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is incorporated by reference in and made a part of this instrument. The Warrant Agreement contains a description of the rights, limitation of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants.

Warrants may be exercised at any time during the Exercise Period set forth in this Warrant Certificate. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth on Annex B to this Warrant Certificate properly completed and executed, together with payment of the Warrant Price as specified in this Warrant Certificate (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by this Warrant Certificate, there shall be issued to the holder of this Warrant Certificate or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, the Registered Holder shall not be entitled to the registration rights set forth in Section 7.4.1 of the Warrant Agreement with respect to the issuance of the Ordinary Shares issuable upon exercise of the Warrants and shall instead be entitled to the registration rights set forth in Section 7 of the form of Subscription Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2025, mutatis mutandis.

For purposes of the Warrants evidenced by this Warrant Certificate, the obligations and limitations set forth in Section 3.3.2 of the Warrant Agreement shall not apply. Instead, for purposes of the Warrants evidenced by this Warrant Certificate, as soon as practicable after the exercise of any such Warrant and the clearance of the funds in payment of the Warrant Price (as applicable), the Company shall issue to the Registered Holder a book-entry position or certificate, as applicable, for the number of Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Ordinary Shares as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced this Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of this Warrants remaining after such exercise.

Furthermore, notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, in connection with any exercise of the Warrants evidenced by this Warrant Certificate, the Company will be entitled to choose whether such exercise is made for cash or on a “cashless basis”.

If, upon exercise of a Warrant, the holder of such Warrant would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder of such Warrant Certificate in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) of this Warrant Certificate as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing on this Warrant Certificate made by anyone), for the purpose of any exercise of this Warrant Certificate, of any distribution to the holder(s) of this Warrant Certificate, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder of this Warrant Certificate to any rights of a shareholder of the Company.

In addition to the terms defined elsewhere in this Warrant Certificate, the following terms have the meanings set forth below:

•

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of 9.99% Series A Cumulative Convertible Preferred Stock in the form filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2025.

•	“Closing Date” has the meaning given to it in the Certificate of Designation.

•	“VWAP” has the meaning given to it in the Certificate of Designation.

Annex B

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and tenders payment for such Ordinary Shares to the order of Ares Acquisition Corporation II (the “Company”) in the amount of $    in accordance with the terms of this Election to Purchase. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of      whose address is      and that such Ordinary Shares be delivered to      whose address is      . If said number of shares is less than all of the Ordinary Shares purchasable pursuant to the Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of     , whose address is      and that such Warrant Certificate be delivered to    , whose address is      .

If the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant Section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder of this Warrant Certificate shall complete the following: The undersigned irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable pursuant to this Warrant Certificate (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of     , whose address is and that such Warrant Certificate be delivered to     , whose address is     .

[Signature Page Follows]

Date:

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of September [•], 2025, is made by and among Ares Acquisition Corporation II, a Cayman Islands exempted company (the “Company”), and the undersigned investor (the “Investor”).

WHEREAS, the Company is a special purpose acquisition company whose Class A ordinary shares (“Ordinary Shares”) are traded on the New York Stock Exchange under the symbol “AACT”;

WHEREAS, on April 14, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, AAC II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and Kodiak Robotics Inc., a Delaware corporation;

WHEREAS, the Company and the Investor are entering into this Agreement in anticipation of the closing of the business combination contemplated by the Business Combination Agreement (the “Business Combination”);

WHEREAS, in connection with and prior to the closing of the Business Combination, subject to the approval of the Company’s shareholders, the Company will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “Domestication”) and in connection with such Domestication, (i) the Company will change its name to Kodiak AI, Inc. (“Kodiak”) and (ii) the Ordinary Shares will automatically convert into shares of common stock of Kodiak, par value $0.0001 per shares (the “Common Stock”);

WHEREAS, the Company may enter into one or more non-redemption agreements for Non-Redemption Warrants (as defined below) with substantially similar terms with other investors (such non-redemption agreements, “Other Non-Redemption Agreements”, and such other investors, “Other Investors”);

WHEREAS, the Company’s amended and restated memorandum and articles of association (the “Articles”) provides that a shareholder of the Company may redeem its Ordinary Shares, in connection with the consummation of the Business Combination, on the terms set forth in the Articles (“Redemption Rights”);

WHEREAS, the deadline to for shareholders of the Company to exercise their Redemption Rights was 5:00 p.m., Eastern Time on September 19, 2025 (the “Redemption Deadline”);

WHEREAS, the Investor desires to rescind its previously submitted exercise of Redemption Rights with respect to [•] Ordinary Shares (“Non-Redemption Shares”); and

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings specified in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

1. Non-Redemption Agreement. Subject to the conditions set forth in this Agreement, the Investor irrevocably and unconditionally agrees that it will (i) rescind any previous election for redemption that was submitted prior to the Redemption Deadline with respect to the Non-Redemption Shares and (ii) to the extent necessary, purchase an amount of previously redeemed Ordinary Shares up to the amount of Non-Redemption Shares (the “Redeemed Shares”). If the Investor purchases the Redeemed Shares pursuant to clause (ii), the Investor will confirm to the Company that such prior redemption of the Redeemed Shares has been rescinded prior to 2:00 p.m., Eastern Time on September 23, 2025.

2. Non-Redemption Warrants. Immediately following consummation of the Business Combination and the transactions contemplated by the Business Combination Agreement, the Company shall grant the Investor the number of warrants to purchase the number of shares of Common Stock as set forth on Exhibit A to this Agreement (the “Non-Redemption Warrants”). The Non-Redemption Warrants shall be governed by the terms of the Warrant Certificate the form of which is included as Exhibit B to this Agreement. Such Non-Redemption Warrants shall be issued to the investor in book-entry form through the Company’s transfer agent.

3. Restrictions. From the date of this Agreement until the six months anniversary of the consummation of the Business Combination, the Investor agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will (a) engage in any pledge transactions or “Short Sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to any Non-Redemption Shares, or (b) allow the Non-Redemption Shares held by the Investor to be lent out or rehypothecated.

4. Representations and Warranties. Each of the parties represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Agreement will not result in a violation of its governing documents, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound.

5. Investor Representation and Warranties. The Investor represents and warrants to the Company, that:

(a) As of the date of this Agreement, the Investor beneficially owns the number of shares of Ordinary Shares set forth opposite the Investor’s name on Exhibit A to this Agreement. The Investor will update Exhibit A as of 2:00 p.m., Eastern Time on September 23, 2025.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Investor has been advised that the Non-Redemption Warrants (and any shares of Common Stock issuable upon any exercise of the warrants) have not been and will not at the time they are issued be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(d) The Investor has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Company or any representatives or agents of the Company, other than as set forth in this Agreement and has such knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time; and

(e) The Investor is acquiring the Non-Redemption Warrants (and any shares of Common Stock issuable upon any exercise of the warrants) for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the foregoing, such Investor does not agree to hold any of the Non-Redemption Warrants (or any shares of Common Stock issuable upon any exercise of the warrants) for any minimum or other specific term and reserves the right to dispose of the Non-Redemption Warrants (or any shares of Common Stock issuable upon any exercise of the warrants) at any time in accordance with or pursuant to a registration statement under the Securities Act or an exemption from such registration requirements.

(f) The Investor is not acquiring the Non-Redemption Warrants as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6. Additional Covenants. The Investor covenants and agrees that, except for this Agreement or any proxy or voting instruction granted in favor of approving the transactions contemplated by the Business Combination Agreement, the Investor shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares) inconsistent with Investor’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares), (iii) enter into any agreement or take any action that would make any representation or warranty of Investor contained in this Agreement untrue or inaccurate in any material respect or have the effect of preventing or disabling Investor from performing any of its obligations under this Agreement, or (iv) purchase the Non-Redemption Shares at a price higher than the price offered through the Company’s redemption process. The Investor agrees to vote all of its Non-Redemption Shares and any other Ordinary Shares owned by the Investor (other than Redeemed Shares purchased by the Investor pursuant to Section 1(ii) of this Agreement) in favor of approving the transactions contemplated by the Business Combination Agreement.

7. Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated by this Agreement.

8. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the mutual written consent of the parties, and (c) the grant of the Non-Redemption Warrants to the Investor following the consummation of the Business Combination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party to this Agreement to any person in respect of this Agreement or the transactions contemplated by this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (a) and (c) above shall not affect any liability on the part of any party for an intentional breach of this Agreement. Section 7 through and including Section 29 of this Agreement will survive the termination of this Agreement.

9. Trust Account Waiver. The Investor acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. As described in the Company’s prospectus relating to its initial public offering dated April 24, 2023 (the “Prospectus”) available at www.sec.gov, the Investor further acknowledges that: (i) substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placement of its securities; and (ii) substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. In consideration of the Company entering into this Agreement, the receipt and sufficiency of which is acknowledged, the Investor irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account. Investor may not seek recourse against the Trust Account as a result of, or arising out of, this Agreement. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to limit or prohibit: (i) the Investor’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) any claims that the Investor may have following the consummation of the transactions contemplated by this Agreement against the Company’s assets or funds that are not held in the Trust Account; or (iii) the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Ordinary Shares outstanding on the date of this Subscription Agreement or acquired after the date of this Subscription Agreement (other than the Non-Redemption Shares), pursuant to a validly exercised redemption right with respect to any such Ordinary Shares (other than the Non-Redemption Shares), except to the extent that the Investor has otherwise agreed in writing with the Company to not exercise such redemption right with respect to such Ordinary Shares.

10. Public Disclosure. The Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the “Current Report”) reporting the material terms of this Agreement but not including the names of the Investor and its affiliates and/or advised funds, unless required by law, no later than one (1) Business Days after the execution of this Agreement. The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Investor concerning the Company, the Ordinary Shares or the Business Combination, other than the existence of this Agreement, such that the Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Company agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies. Each party under this Agreement, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated under this Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, but only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Chosen Courts”) Each party under this Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11 is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

12. Waiver of Jury Trial. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

13. Freely Tradable. The Company confirms that (i) the Non-Redemption Shares will be freely tradeable without restrictive legends following the Business Combination; (ii) the Non-Redemption Shares will not require re-registration pursuant to a registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent following the Business Combination; and (iii) the Investor shall not be identified as a statutory underwriter in any registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent.

14. Form W-9 or W-8. The Investor shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable.

15. Withholding. Notwithstanding any other provision of this Agreement, the Company and any of its agents and representatives, as applicable, shall be entitled to deduct and withhold from any amount payable hereunder any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

17. Non-Reliance. The Investor has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated under this Agreement and the Investor acknowledges that neither the Company nor any representative, agent or affiliate of the Company has provided or will provide the Investor with any financial, tax or other advice relating to this Agreement or the arrangements contemplated hereunder.

18. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and Kodiak Robotics, Inc. (“Kodiak”) and their respective successors and permitted assigns. Kodiak is entitled to enforce the rights and privileges of the Company under this Agreement. Except as expressly named in this Section 18, this Agreement is not intended, nor shall be construed, to give any person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

19. Assignment. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned (including by operation of law) without the prior written consent of the non-assigning party to this Agreement (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Investor may transfer its rights, interests and obligations under this Agreement to one or more investment funds or accounts managed or advised by the Investor (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms of this Agreement prior to any such transfer being effectuated.

20. Registration Rights. In connection with the Non-Redemption Warrants, the Investor shall be entitled to the registration rights set forth in the Warrant Certificate the form of which is included as Exhibit B to this Agreement.

21. Lock-Up. For the avoidance of doubt, such Non-Redemption Warrants shall not be subject to any lock-up provision or agreement with the Company.

22. Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

23. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties to this Agreement. No such amendment, change, supplement, waiver or other modification by the Company of the provisions of this Agreement shall be effective without the prior written consent of Kodiak (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Agreement).

24. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

25. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Investor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

26. [Reserved].

27. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 27):

If to the Company prior to consummation of the Business Combination:

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, New York 10167

Attn: Allyson Satin; Anton Feingold; Eric Waxman

and

Ares Management Corporation

1800 Avenue of the Stars

Suite 1400

Los Angeles, CA 90067

Attn: Allyson Satin; Anton Feingold

Email: [***]

 [***]

 [***]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attn: Philippa Bond, P.C.; Van Whiting

Email: [***]

 [***]

with a copy (which will not constitute notice) to:

Kodiak Robotics, Inc.

1045 Terra Bella Avenue

Mountain View, CA 94043

Attn: Chief Legal Officer

Email: [***]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

E-mail: [***]

  [***]

If to the Company after consummation of the Business Combination:

Kodiak AI, Inc.

1045 Terra Bella Avenue

Mountain View, CA 94043

Attn: Chief Legal Officer

Email: [***]

with a copy to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

E-mail: [***]

  [***]

If to the Investor: To the address set forth on Exhibit A.

28. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

29. Entire Agreement. This Agreement and the agreements referenced in this Agreement constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties to the extent that they relate in any way to the subject matter hereof.

30. Most Favored Nation. In the event the Company enters one or more Other Non-Redemption Agreements with any Other Investors before or after the execution of this Agreement with respect to a number of Non-Redemption Shares equal to or less than the number of Non-Redemption Shares committed by the Investor, the Company represents that the terms of such Other Non-Redemption Agreements are not materially more favorable to such Other Investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that any Other Investor who has entered into any Other Non-Redemption Agreement with respect to a number of Non-Redemption Shares equal to or less than the number of Non-Redemption Shares committed by the Investor is afforded any such more favorable terms pursuant to such Other Non-Redemption Agreements than the Investor, the Company shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included in this Agreement, in which case the parties to this Agreement shall promptly amend this Agreement to effect the same.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

Ares Acquisition Corporation II

By:
Name:
Title:

Investor

By:
Name:
Title:

EXHIBIT A

Investor	Non-Redemption Warrants to be issued to the Investor	Number of Ordinary Shares to be Held as Non-Redemption Shares
Name:	[ ] Non-Redemption Warrants	[ ] Class A Ordinary Shares

Address:

SSN/EIN:

☐

If at any time Investor would beneficially own in excess of 9.9% of the Common Stock, Investor elects to be subject to the “Maximum Percentage” set forth in Section 3.3.5 of the Warrant Agreement (as defined in the Warrant Certificate).

Exhibit B

Form of Warrant Certificate

[FACE]

Warrant

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE

EXERCISE PERIOD SET FORTH BELOW

ARES ACQUISITION CORPORATION II

Incorporated Under the Laws of the Cayman Islands

Warrant Certificate

Reference is made to (i) the Non-Redemption Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Non-Redemption Agreement”) dated September [•], 2025 by and between Ares Acquisition Corporation II, a Cayman Islands exempted company (the “Company”) and [•] (the “Investor”) and (ii) the Business Combination Agreement, dated April 14, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Kodiak Robotics, Inc., a Delaware corporation, and the other parties to the Business Combination Agreement. As more fully described in the Business Combination Agreement, prior to the closing of the transactions contemplated by the Business Combination Agreement, the Company will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “Domestication”). Following the Domestication, subject to shareholder approval, the Company will be a corporation incorporated under the laws of the State of Delaware and will be renamed “Kodiak AI, Inc.” Notwithstanding anything to the contrary set forth in the Warrant Agreement (as defined below), for purposes of this Warrant Certificate and the Warrants (as defined below) evidenced by this Warrant Certificate, references to “Ordinary Shares” in this Warrant Certificate and the Warrant Agreement shall be deemed to be references to shares of common stock of Kodiak AI, Inc., par value $0.0001 per share.

This Warrant Certificate certifies that the Investor or its registered assigns, is the registered holder of warrants evidenced by this Warrant Certificate (the “Warrants” and each, a “Warrant”) to purchase Ordinary Shares. Each Warrant entitles the holder, upon exercise during the Exercise Period (as defined below), to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to this Warrant Certificate and the Warrant Agreement, payable in US dollars, by bank wire or certified check (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement. Capitalized terms used but not defined in this Warrant Certificate have the meanings given to them in the Warrant Agreement. In the event of a conflict between this Warrant Certificate and the Warrant Agreement, the provisions of this Warrant Certificate shall prevail.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the initial Warrant Price per Ordinary Share for any Warrant shall equal $12.00 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth below and as set forth in the Warrant Agreement. Notwithstanding the foregoing, for the avoidance of doubt, the provisions of Section 4.3.2 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate. In addition, if on the 46th trading day following the date that is six months after the Closing Date, the VWAP (the “Measurement Price”) is less than the Warrant Price then in effect, then the Warrant Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $8.00. In addition, if on the 46th trading day following the date that is nine months after the Closing Date, the VWAP (the “Second Measurement Price”) is less than the Warrant Price then in effect, then the Warrant Price then in effect shall be reduced to an amount equal to the greater of (i) the Second Measurement Price and (ii) $6.00. In addition, notwithstanding anything to the contrary set forth in this Warrant Certificate or the Warrant Agreement, the adjustments set forth in Section 7(c) of the Certificate of Designation (“Adjustment of Conversion Price upon Issuance of Common Stock”) shall apply to the Warrant Price mutatis mutandis.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the term “Exercise Period” shall mean the period commencing on the date of this Warrant Certificate and terminating at the earliest to occur of: (x) 5:00 p.m., New York City time on the date that is six years after the date on which the Company completes the Business Combination, and (y) the liquidation of the Company. To the extent not exercised by the end of the Exercise Period, the Warrants shall become void. In addition, notwithstanding anything to the contrary set forth in this Warrant Certificate or the Warrant Agreement, the provisions of Sections 6.1, 6.2, and 6.3 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate.

Reference is made to the further provisions of this Warrant Certificate set forth on Annex A to this Warrant Certificate and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

ARES ACQUISITION CORPORATION II

By:
Name:
Title:	Authorized Signatory

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Annex A

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued pursuant to (i) the Non-Redemption Agreement and (ii) the Warrant Agreement dated as of April 20, 2023 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is incorporated by reference in and made a part of this instrument. The Warrant Agreement contains a description of the rights, limitation of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants.

Warrants may be exercised at any time during the Exercise Period set forth in this Warrant Certificate. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth on Annex B to this Warrant Certificate properly completed and executed, together with payment of the Warrant Price as specified in this Warrant Certificate (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by this Warrant Certificate, there shall be issued to the holder of this Warrant Certificate or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, the Registered Holder shall not be entitled to the registration rights set forth in Section 7.4.1 of the Warrant Agreement with respect to the issuance of the Ordinary Shares issuable upon exercise of the Warrants and shall instead be entitled to the registration rights set forth in Section 7 of the form of Subscription Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2025, mutatis mutandis.

For purposes of the Warrants evidenced by this Warrant Certificate, the obligations and limitations set forth in Section 3.3.2 of the Warrant Agreement shall not apply. Instead, for purposes of the Warrants evidenced by this Warrant Certificate, as soon as practicable after the exercise of any such Warrant and the clearance of the funds in payment of the Warrant Price (as applicable), the Company shall issue to the Registered Holder a book-entry position or certificate, as applicable, for the number of Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Ordinary Shares as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced this Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of this Warrants remaining after such exercise.

Furthermore, notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, in connection with any exercise of the Warrants evidenced by this Warrant Certificate, the Company will be entitled to choose whether such exercise is made for cash or on a “cashless basis”.

If, upon exercise of a Warrant, the holder of such Warrant would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder of such Warrant Certificate in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) of this Warrant Certificate as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing on this Warrant Certificate made by anyone), for the purpose of any exercise of this Warrant Certificate, of any distribution to the holder(s) of this Warrant Certificate, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder of this Warrant Certificate to any rights of a shareholder of the Company.

In addition to the terms defined elsewhere in this Warrant Certificate, the following terms have the meanings set forth below:

•

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of 9.99% Series A Cumulative Convertible Preferred Stock in the form filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2025.

•	“Closing Date” has the meaning given to it in the Certificate of Designation.

•	“VWAP” has the meaning given to it in the Certificate of Designation.

Annex B

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and tenders payment for such Ordinary Shares to the order of Ares Acquisition Corporation II (the “Company”) in the amount of $    in accordance with the terms of this Election to Purchase. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of      whose address is      and that such Ordinary Shares be delivered to      whose address is      . If said number of shares is less than all of the Ordinary Shares purchasable pursuant to the Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of     , whose address is      and that such Warrant Certificate be delivered to    , whose address is      .

If the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant Section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder of this Warrant Certificate shall complete the following: The undersigned irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable pursuant to this Warrant Certificate (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of     , whose address is and that such Warrant Certificate be delivered to     , whose address is     .

[Signature Page Follows]

Date:

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

Exhibit 10.2

FORM OF NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of September [•], 2025, is made by and among Ares Acquisition Corporation II, a Cayman Islands exempted company (the “Company”), the undersigned investor (the “Investor”) and Kodiak Robotics Inc., a Delaware corporation (“Legacy Kodiak”).

WHEREAS, the Company is a special purpose acquisition company whose Class A ordinary shares (“Ordinary Shares”) are traded on the New York Stock Exchange under the symbol “AACT”;

WHEREAS, on April 14, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, AAC II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and Kodiak Robotics Inc., a Delaware corporation;

WHEREAS, the Company and the Investor are entering into this Agreement in anticipation of the closing of the business combination contemplated by the Business Combination Agreement (the “Business Combination”);

WHEREAS, in connection with and prior to the closing of the Business Combination, subject to the approval of the Company’s shareholders, the Company will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “Domestication”) and in connection with such Domestication, (i) the Company will change its name to Kodiak AI, Inc. (“Kodiak”) and (ii) the Ordinary Shares will automatically convert into shares of common stock of Kodiak, par value $0.0001 per shares (the “Common Stock”);

WHEREAS, the Company may enter into one or more non-redemption agreements in exchange for Investor Shares (as defined below) with substantially similar terms with other investors (such non-redemption agreements, “Other Non-Redemption Agreements”, and such other investors, “Other Investors”);

WHEREAS, the Company’s amended and restated memorandum and articles of association (the “Articles”) provides that a shareholder of the Company may redeem its Ordinary Shares, in connection with the consummation of the Business Combination, on the terms set forth in the Articles (“Redemption Rights”);

WHEREAS, the deadline to for shareholders of the Company to exercise their Redemption Rights was 5:00 p.m., Eastern Time on September 19, 2025 (the “Redemption Deadline”);

WHEREAS, the Investor desires to rescind its previously submitted exercise of Redemption Rights with respect to [•] Ordinary Shares (“Non-Redemption Shares”); and

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings specified in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

1. Non-Redemption Agreement. Subject to the conditions set forth in this Agreement, the Investor irrevocably and unconditionally agrees that it will (i) rescind any previous election for redemption that was submitted prior to the Redemption Deadline with respect to the Non-Redemption Shares and (ii) to the extent necessary, purchase an amount of previously redeemed Ordinary Shares up to the amount of Non-Redemption Shares (the “Redeemed Shares”). If the Investor purchases the Redeemed Shares pursuant to clause (ii), the Investor will confirm to the Company that such prior redemption of the Redeemed Shares has been rescinded prior to 2:00 p.m., Eastern Time on September 23, 2025.

2. Investor Shares. Following the Domestication and prior to the consummation of the Business Combination and the transactions contemplated by the Business Combination Agreement, Kodiak shall issue to the Investor the number of shares of Common Stock set forth on Exhibit A (the “Investor Shares”).

3. Restrictions. From the date of this Agreement until the six months anniversary of the consummation of the Business Combination, the Investor agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will (a) engage in any pledge transactions or “Short Sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to any Non-Redemption Shares, or (b) allow the Non-Redemption Shares held by the Investor to be lent out or rehypothecated.

4. Representations and Warranties. Each of the parties represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Agreement will not result in a violation of its governing documents, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound. The Company represents and warrants to the Investor that as of the closing date of the Business Combination (the “Closing Date”), the Investor Shares: (i) will be duly authorized and, when issued and delivered to the Investor in accordance with the terms of this Agreement; (ii) will be validly issued, fully paid and non-assessable; and (iii) will not have been issued in violation of or subject to any preemptive or similar rights created under Kodiak’s certificate of incorporation (as adopted on the Closing Date) or under the General Corporation Law of the State of Delaware.

5. Investor Representation and Warranties. The Investor represents and warrants to the Company, that:

(a) As of the date of this Agreement, the Investor beneficially owns the number of shares of Ordinary Shares set forth opposite the Investor’s name on Exhibit A to this Agreement. The Investor will update Exhibit A as of 2:00 p.m., Eastern Time on September 23, 2025.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Investor has been advised that the Investor Shares has not been and will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(d) The Investor has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Company or any representatives or agents of the Company, other than as set forth in this Agreement and has such knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time; and

(e) The Investor is acquiring the Investor Shares for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the foregoing, such Investor does not agree to hold the Investor Shares for any minimum or other specific term and reserves the right to dispose of the Investor Shares at any time in accordance with or pursuant to a registration statement under the Securities Act or an exemption from such registration requirements.

(f) The Investor is not acquiring the Investor Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6. Additional Covenants. The Investor covenants and agrees that, except for this Agreement or any proxy or voting instruction granted in favor of approving the transactions contemplated by the Business Combination Agreement, the Investor shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares) inconsistent with Investor’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares), (iii) enter into any agreement or take any action that would make any representation or warranty of Investor contained in this Agreement untrue or inaccurate in any material respect or have the effect of preventing or disabling Investor from performing any of its obligations under this Agreement, or (iv) purchase the Non-Redemption Shares at a price higher than the price offered through the Company’s redemption process. The Investor agrees to vote all of its Non-Redemption Shares and any other Ordinary Shares owned by the Investor (other than Redeemed Shares purchased by the Investor pursuant to Section 1(ii) of this Agreement) in favor of approving the transactions contemplated by the Business Combination Agreement.

7. Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated by this Agreement.

8. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms, and (b) the mutual written consent of the parties,. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party to this Agreement to any person in respect of this Agreement or the transactions contemplated by this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (a) and (c) above shall not affect any liability on the part of any party for an intentional breach of this Agreement. Section 7 through and including Section 29 of this Agreement will survive the termination of this Agreement.

9. Trust Account Waiver. The Investor acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. As described in the Company’s prospectus relating to its initial public offering dated April 24, 2023 (the “Prospectus”) available at www.sec.gov, the Investor further acknowledges that: (i) substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placement of its securities; and (ii) substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. In consideration of the Company entering into this Agreement, the receipt and sufficiency of which is acknowledged, the Investor irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account. Investor may not seek recourse against the Trust Account as a result of, or arising out of, this Agreement. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to limit or prohibit: (i) the Investor’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) any claims that the Investor may have following the consummation of the transactions contemplated by this Agreement against the Company’s assets or funds that are not held in the Trust Account; or (iii) the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Ordinary Shares outstanding on the date of this Subscription Agreement or acquired after the date of this Subscription Agreement (other than the Non-Redemption Shares), pursuant to a validly exercised redemption right with respect to any such Ordinary Shares (other than the Non-Redemption Shares), except to the extent that the Investor has otherwise agreed in writing with the Company to not exercise such redemption right with respect to such Ordinary Shares.

10. Public Disclosure. The Company shall file a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission (the “SEC”) reporting the material terms of this Agreement but not including the names of the Investor and its affiliates and/or advised funds, unless required by law, no later than one (1) Business Days after the execution of this Agreement. The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Investor concerning the Company, the Ordinary Shares or the Business Combination, other than the existence of this Agreement, such that the Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Company agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies. Each party under this Agreement, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated under this Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, but only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Chosen Courts”) Each party under this Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11 is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

12. Waiver of Jury Trial. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

13. Freely Tradable. The Company confirms that (i) the Non-Redemption Shares will be freely tradeable without restrictive legends following the Business Combination; (ii) the Non-Redemption Shares will not require re-registration pursuant to a registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent following the Business Combination; and (iii) the Investor shall not be identified as a statutory underwriter with respect to the Non-Redemption Shares in any registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent.

14. Form W-9 or W-8. The Investor shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable.

15. Withholding. Notwithstanding any other provision of this Agreement, the Company, Legacy Kodiak and any of their agents and representatives, as applicable, shall be entitled to deduct and withhold from any amount payable hereunder any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

16. [Reserved].

17. Non-Reliance. The Investor has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated under this Agreement and the Investor acknowledges that neither the Company nor any representative, agent or affiliate of the Company has provided or will provide the Investor with any financial, tax or other advice relating to this Agreement or the arrangements contemplated hereunder.

18. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns. Except as expressly named in this Section 18, this Agreement is not intended, nor shall be construed, to give any person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

19. Assignment. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned (including by operation of law) without the prior written consent of the non-assigning party to this Agreement (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Investor may transfer its rights, interests and obligations under this Agreement to one or more investment funds or accounts managed or advised by the Investor (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms of this Agreement prior to any such transfer being effectuated.

20. [Reserved].

21. Lock-Up. For the avoidance of doubt, the Non-Redemption Shares shall not be subject to any lock-up provision or agreement with the Company.

22. Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

23. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties to this Agreement. No such amendment, change, supplement, waiver or other modification by the Company of the provisions of this Agreement shall be effective without the prior written consent of Kodiak (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Agreement).

24. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

25. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Investor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

26. Registration Rights. With respect to the Investor Shares, the Investor shall be entitled to the registration rights set forth in Section 7 of the form of Subscription Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 15, 2025, mutatis mutandis.

27. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 27):

If to the Company prior to consummation of the Business Combination:

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, New York 10167

Attn: Allyson Satin; Anton Feingold; Eric Waxman

and

Ares Management Corporation

1800 Avenue of the Stars

Suite 1400

Los Angeles, CA 90067

Attn: Allyson Satin; Anton Feingold

Email: [***]

 [***]

 [***]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attn: Philippa Bond, P.C.; Van Whiting

Email: [***]

 [***]

with a copy (which will not constitute notice) to:

Kodiak Robotics, Inc.

1045 Terra Bella Avenue

Mountain View, CA 94043

Attn: Chief Legal Officer

Email: [***]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

E-mail: [***]

  [***]

If to the Company after consummation of the Business Combination:

Kodiak AI, Inc.

1045 Terra Bella Avenue

Mountain View, CA 94043

Attn: Chief Legal Officer

Email: [***]

with a copy to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

E-mail: [***]

   [***]

If to the Investor: To the address set forth on Exhibit A.

28. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

29. Entire Agreement. This Agreement and the agreements referenced in this Agreement constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties to the extent that they relate in any way to the subject matter hereof.

30. Most Favored Nation. In the event the Company enters one or more Other Non-Redemption Agreements with any Other Investors before or after the execution of this Agreement with respect to a number of Non-Redemption Shares equal to or less than the number of Non-Redemption Shares committed by the Investor, the Company represents that the terms of such Other Non-Redemption Agreements are not materially more favorable to such Other Investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that any Other Investor who has entered into any Other Non-Redemption Agreement with respect to a number of Non-Redemption Shares equal to or less than the number of Non-Redemption Shares committed by the Investor is afforded any such more favorable terms pursuant to such Other Non-Redemption Agreements than the Investor, the Company shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included in this Agreement, in which case the parties to this Agreement shall promptly amend this Agreement to effect the same.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

Ares Acquisition Corporation II

By:
Name:
Title:

Kodiak Robotics Inc.

By:
Name:
Title:

Investor

By:
Name:
Title:

EXHIBIT A

Investor	Number of Investor Shares of Common Stock to be received by the Investor	Number of Ordinary Shares to be Held as Non-Redemption Shares

Name:	[ ] shares of Common Stock	[ ] Class A Ordinary Shares

Address:

SSN/EIN:

☐

If at any time Investor would beneficially own in excess of 9.9% of the Common Stock, Investor elects to be subject to the “Maximum Percentage” set forth in Section 3.3.5 of the Warrant Agreement (as defined in the Warrant Certificate).

Exhibit 99.1

Kodiak and Ares Acquisition Corporation II Have Raised Over $275 Million to Support Proposed Business Combination Following Redemptions

Institutional Investors Have Funded or Committed Over $212 Million in Financing in Total

Over $62 million to Remain in Trust Account Following Redemptions

Extraordinary General Meeting of Shareholders Postponed to 2:00 p.m. September 23, 2025

MOUNTAIN VIEW, Calif. and NEW YORK (September 23, 2025) — Kodiak Robotics, Inc. (“Kodiak” or the “Company”), a leading provider of AI-powered autonomous vehicle technology, and Ares Acquisition Corporation II (NYSE: AACT) (“AACT”), a publicly traded special purpose acquisition company, today announced that, following redemptions, they have raised over $275 million to support the proposed business combination (the “proposed business combination”) between AACT and Kodiak. This includes approximately $212.5 million financing to Kodiak and AACT invested or committed by institutional investors in connection with the proposed business combination and approximately $62.9 million remaining in the Trust Account following redemptions, before expenses.

“We are pleased by the support from our investors and believe the capital we’ve secured well-positions us as we move forward towards completing this transaction and becoming a public company,” said Don Burnette, Founder and CEO of Kodiak. “We originally targeted a $100 million PIPE and successfully raised more than $212 million, which we believe demonstrates our investors’ confidence in Kodiak, and positions us for long-term financial success. With this strong foundation, we are focused on executing our strategy and solving some of the toughest challenges in the trucking industry.”

The extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) to approve the proposed business combination was originally scheduled to be held at 9:00 a.m. Eastern Time on September 23, 2025. The board of directors of AACT has decided to postpone the Extraordinary General Meeting to allow additional time for AACT to engage with its shareholders. The postponed meeting will be held on September 23, 2025, at 2:00 p.m., Eastern Time. The Extraordinary General Meeting will be held in person at the offices Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022 and virtually via live webcast at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025.

If you do not have access to the internet, you can listen only to the meeting by dialing 1 800-450-7155 (toll-free) (or +1 857-999-9155 if you are located outside the United States and Canada (standard rates apply)) and when prompted enter the pin number 8489057#. Please note that you will not be able to vote or ask questions at the Extraordinary General Meeting if you choose to participate telephonically.

Holders of AACT’s ordinary shares at the close of business on the record date of August 20, 2025, are entitled to notice of the Extraordinary General Meeting and to vote at the Extraordinary General Meeting. AACT and Kodiak filed the definitive proxy statement/prospectus relating to the proposed business combination and AACT began mailing it to shareholders as of the record date on or about Friday August 29, 2025. More details about the proposed business combination and the resolutions to be voted upon at the Extraordinary General Meeting can be found in the definitive proxy statement/prospectus filed by AACT, available at: http://www.sec.gov.

Assuming satisfaction of the conditions to the closing of the proposed business combination, including approval of the proposed business combination by AACT’s shareholders, the post-proposed business combination company intends to list its common stock and public warrants on The Nasdaq Stock Market (“Nasdaq”) under the proposed symbols “KDK” and “KDKRW,” respectively. The Nasdaq listing is subject to the closing of the proposed business combination and fulfillment of all Nasdaq listing requirements.

Every vote is important and AACT encourages all shareholders to make their voices heard by authorizing their proxy online or by mail as soon as possible, regardless of the number of shares held. AACT shareholders who need assistance in completing the proxy card, need additional copies of the proxy statement/prospectus, or have questions regarding the Extraordinary General Meeting may contact AACT’s proxy solicitor, Sodali & Co, by calling (800) 662-5200 (toll free) or banks and brokers can call (203) 658-9400, or by e-mailing AACT.info@investor.sodali.com.

About Kodiak Robotics, Inc.

Kodiak Robotics, Inc. was founded in 2018 and is a leading provider of AI-powered autonomous vehicle technology that is designed to help tackle some of the toughest driving jobs. Kodiak’s driverless solution can help address the critical problem of safely transporting goods in the face of unprecedented supply chain challenges. Kodiak’s vision is to become the trusted world leader in autonomous ground transportation. Kodiak is committed to a safer and more efficient future for all through the commercialization of driverless trucking at scale. To that end, Kodiak developed the Kodiak Driver, a virtual driver that combines advanced AI-powered software with modular and vehicle-agnostic hardware designed to help address Kodiak’s customers’ needs. The Kodiak Driver is not just an idea-it is operating without a human driver today. Kodiak serves customers in both commercial trucking and the public sector. In 2024, Kodiak believes it achieved a historic milestone by becoming the first company to deploy customer-owned and -operated driverless trucks in commercial service.

The Kodiak Driver is also being utilized in the public sector, where Kodiak believes it can support national security initiatives and critical government applications.

About Ares Acquisition Corporation II

Ares Acquisition Corporation II (NYSE: AACT) is a special purpose acquisition company affiliated with Ares Management Corporation, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination.

Forward-Looking Statements

This press release includes forward-looking statements including regarding AACT’s or Kodiak’s or their management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: the amount of cash expected to remain in AACT’s trust account at closing, the satisfaction of the conditions to the closing of the proposed business combination, Kodiak’s and AACT’s expectations with respect to the future performance and the success of the combined company following the consummation of the proposed business combination (the “combined company”); expectations regarding the completion of proposed preferred stock and PIPE investments in the Company, the proposed business combination and the combined company being listed on Nasdaq following completion of the proposed business combination; and the expected benefits of the proposed business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Kodiak’s and AACT’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Kodiak and AACT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the equity holders of Kodiak or AACT is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks related to the rollout of Kodiak’s business and the timing of expected business milestones; the effects of competition on Kodiak’s business; supply shortages in the materials necessary for the production of the Kodiak Driver; risks related to working with third-party manufacturers for key components of the Kodiak Driver; risks related to the retrofitting of Kodiak’s vehicles by third parties; the termination or suspension of any of Kodiak’s contracts or the reduction in counterparty spending; delays in Kodiak’s operational roadmap with key partners and customers; AACT’s ability to consummate the expected private placement of equity securities in connection with the consummation of the proposed business combination; and the ability of AACT or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by Kodiak, AACT or the combined company resulting from the proposed business combination with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors.” If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Kodiak nor AACT presently know or that Kodiak and AACT currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by investors as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

In addition, forward-looking statements reflect Kodiak’s and AACT’s expectations, plans or forecasts of future events and views as of the date they are made. Kodiak and AACT anticipate that subsequent events and developments will cause Kodiak’s and AACT’s assessments to change. However, while Kodiak and AACT may elect to update these forward-looking statements at some point in the future, Kodiak and AACT specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Kodiak’s or AACT’s assessments as of any date subsequent to the date they are made. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither Kodiak, AACT, nor any of their respective affiliates have any obligation to update these forward-looking statements other than as required by law. In addition, this press release contains certain information about the historical performance of Kodiak. You should not view information related to the past performance of Kodiak as indicative of future results. Certain information set forth in this press release includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized.

Additional Information and Where to Find It

In connection with the proposed business combination, AACT and Kodiak filed a registration statement on Form S-4 (File No. 333- 287278) (the “Registration Statement”), which includes a prospectus with respect to the combined company’s securities to be issued in connection with the proposed business combination and a proxy statement with respect to the shareholder meeting of AACT to vote on the proposed business combination. The Registration Statement has been declared effective by the SEC and AACT has mailed a definitive proxy statement/prospectus and other relevant documents to its shareholders. The Registration Statement includes information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of proxies to AACT’s shareholders in connection with the proposed business combination. AACT has filed and will file other documents regarding the proposed business combination with the SEC. SECURITY HOLDERS OF KODIAK AND AACT ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT HAVE AND WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION. Shareholders are able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Kodiak and AACT once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by AACT may be obtained free of charge from AACT at www.aresacquisitioncorporationii.com. Alternatively, these documents, when available, can be obtained free of charge from AACT upon written request to Ares Acquisition Corporation II, 245 Park Avenue, 44th Floor, New York, NY 10167, Attn: Secretary, or by calling (888) 818-5298. The information contained on, or that may be accessed through the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Investors and security holders can obtain free copies of the Registration Statement, the definitive proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by AACT through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by AACT may be obtained free of charge from AACT’s website at www.aresacquisitioncorporationii.com or by written request to AACT at Ares Acquisition Corporation II, 245 Park Avenue, 44th Floor, New York, NY 10167.

Participants in the Solicitation

AACT, Kodiak and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AACT in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of AACT’s executive officers and directors in the solicitation by reading AACT’s final prospectus related to its initial public offering filed with the SEC on April 24, 2023, the definitive proxy statement/prospectus filed with the SEC on August 29, 2025, and other relevant materials filed with the SEC in connection with the proposed business combination when they become available. Information concerning the interests of AACT’s participants in the solicitation, which may, in some cases, be different from those of AACT’s shareholders generally, is set forth in the definitive proxy statement/prospectus.

No Offer or Solicitation

This press release shall not constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of AACT, Kodiak or the combined company resulting from the proposed business combination, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. This press release is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction in where such distribution or use would be contrary to local law or regulation.

Contacts

Kodiak Media Relations

Daniel Goff

Director of External Affairs

+1 646-515-3933

dan@kodiak.ai

Stacy Morris

PR Consultant

+1 310-415-9188

stacy.morris@futuristacommunications.com

Kodiak Investor Relations

Lauren Sloane

The Blueshirt Group for Kodiak

Lauren@blueshirtgroup.com

Ares Media Relations

Jacob Silber

media@aresmgmt.com

Ares Investor Relations

Greg Mason

+1 888-818-5298

ir@aresacquisitioncorporationii.com